EXHIBIT 23.1
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                         POHL, MCNABOLA, BERG & CO., LLP
                         50 FRANCISCO STREET, SUITE 120
                             SAN FRANCISCO, CA 94133
                       TEL: 415-399-1330 FAX: 415-399-9212
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Board of Directors of
FinancialContent, Inc.

Re:      Registration Statement on Form S-8

Gentlemen:


We consent to the inclusion in this registration statement on Form S-8, dated September 8, 2003, under the caption "Experts", the reference to our report dated October 9, 2002 with respect to the Financial Statements of FinancialContent, Inc., for the years ended June 30, 2002 and 2001.



/s/ Pohl, McNabola, Berg & Company LLP
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Pohl, McNabola, Berg & Company LLP
September 8, 2003
San Francisco, CA


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